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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4, to be filed on or around January 28, 2000, of our report dated February 10, 1999, and November 4, 1999 with respect to Note 18, included in MCI WORLDCOM, Inc.'s Form 10-K for the year ended December 31, 1998, as updated by MCI WORLDCOM, Inc.'s Current Report on Form 8-K filed on November 5, 1999, and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Jackson, Mississippi

January 28, 2000